SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2007

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is furnished to the Securities and Exchange Commission pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 10, 2007, The National Security Group, Inc. issued a press release announcing the sale of the majority of its 50% investment in Mobile Attic, Inc. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated April 10, 2007, issued by The National Security Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: April 10, 2007	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

Ex. 99.1

The National Security Group, Inc.

661 East Davis Street

Elba, AL 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information Contact:

Brian R. McLeod – Chief Financial Officer @ (334) 897-2273

Elba, Alabama (April 10, 2007)— On April 5, 2007, The National Security Group, Inc. (NSG) entered into a purchase agreement with a private investment group to sell ninety percent of its fifty percent equity interest in Mobile Attic, Inc. Total proceeds from the sale are two million seven hundred thousand dollars ($2,700,000) with the total pre-tax gain to be realized by NSG from the transaction totaling approximately two million dollars ($2,000,000). The agreement also released The National Security Group from the terms of a guarantee agreement whereby NSG guaranteed debt of Mobile Attic totaling $9,400,000.

Additionally, under the terms of the agreement, NSG will receive an additional contingent payment of one million eight hundred thousand dollars ($1,800,000) upon Mobile Attic achieving one of the following two goals:

If during any period of six consecutive months (“Six Month Period”) prior to the expiration of twenty-four (24) months after the Closing Date either the (1) Operating Profit of Mobile Attic, Inc. averages one hundred twenty-five thousand dollars ($125,000) each month or (2) Gross Revenue of Mobile Attic, Inc. reaches a total of three million seven hundred fifty thousand dollars ($3,750,000) (the “Adjustment Trigger”), NSG shall be paid an additional one million eight hundred thousand dollars ($1,800,000).

The management of NSG will have no control or influence over the achievement of the objectives regarding the contingent payment. However, Mobile Attic has retained certain members of its management in the acquisition and those members of management have a similar incentive arrangement based on goals as outlined above. NSG will recognize the additional contingent payment when and if it is earned. The contingent payment is not expected to impact earnings in 2007.

The National Security Group, Inc., through three wholly owned subsidiaries, offers a range of personal lines life, accident and health, property and liability insurance in twelve states. The Company is listed on the NASDAQ Global Market under the symbol: NSEC. For more financial information please visit the investor section our website www.nationalsecuritygroup.com.

Contact:	Brian McLeod, Chief Financial Officer
The National Security Group, Inc.
P.O. Box 703
Elba, Alabama 36323